[JAMES C. MARSHALL, CPA, PC LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion of our audit of the balance sheet of FirstCAI, Inc. as of December 31, 1999 as part of this Form 10-KSB


                                              /s/ James C. Marshall, CPA, PC


Scottsdale, Arizona
April 11, 2000